Exhibit 10.5

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

among

BRIGHT LIGHTS ACQUISITION CORP.,

BRIGHT LIGHTS PARENT CORP.

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Dated November 22, 2021

THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”), dated November 22, 2021, is made by and among Bright Lights Acquisition Corp., a Delaware corporation (the “Company”), Bright Lights Parent Corp., a Delaware corporation (“ParentCo”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”), and amends the Warrant Agreement (the “Existing Warrant Agreement”), dated January 6, 2020, by and between the Company and the Warrant Agent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Existing Warrant Agreement.

WHEREAS, pursuant to the Existing Warrant Agreement, (i) the Company issued (a) 6,600,000 Private Placement Warrants to the Sponsor and (b) 11,500,000 Public Warrants;

WHEREAS, on November 22, 2021, the Company, ParentCo, Mower Intermediate Holdings, Inc., Mower Merger Sub 2, LLC, Manscaped Holdings, LLC and Mower Merger Sub Corp. entered into a business combination agreement (as amended, modified or supplemented, from time to time, the “Business Combination Agreement”);

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, pursuant to the Business Combination Agreement, the Company will merge with and into ParentCo, with ParentCo surviving such merger (the “ParentCo Merger”), and as a result of the ParentCo Merger, the holders of Bright Lights Common Stock shall become holders of ParentCo Common Stock;

WHEREAS, upon consummation of the ParentCo Merger, as provided in Section 4.5 of the Existing Warrant Agreement and Section 3.2 of the Business Combination Agreement, the Warrants will no longer be exercisable for Bright Lights Common Stock but instead will be exercisable (subject to the terms of the Existing Warrant Agreement, as amended by this Agreement) for shares of ParentCo Class A Common Stock (as defined in the Business Combination Agreement);

WHEREAS, the Board of the Company has determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination;

WHEREAS, in connection with the ParentCo Merger, the Company desires to assign all of its right, title and interest in the Existing Warrant Agreement to ParentCo, and ParentCo wishes to accept such assignment; and

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holders as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the rights of the Registered Holders under the Existing Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Assignment and Assumption; Consent.

Assignment and Assumption. As of and with effect on and from the Effective Time (as defined in the Business Combination Agreement, the “Effective Time”): the Company hereby assigns to ParentCo all of the Company’s right, title and interest in and to the Existing Warrant Agreement (as amended hereby); ParentCo hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of the Company’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising on, from and after the Effective Time.

Consent. The Warrant Agent hereby consents to (i) the assignment of the Existing Warrant Agreement by the Company to ParentCo pursuant to this Section 1 and the assumption of the Existing Warrant Agreement by ParentCo from the Company pursuant to Section 1 hereof, in each case effective as of the Effective Time, and (ii) the continuation of the Existing Warrant Agreement (as amended hereby), in full force and effect from and after the Effective Time.

Section 2. Amendment of Existing Warrant Agreement.

Effective as of the Effective Time, the Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 are to provide for the delivery of Alternative Issuance pursuant to Section 4.5 of the Existing Warrant Agreement (in connection with the ParentCo Merger and the transactions contemplated by the Business Combination Agreement).

References to the “Company”. All references to the “Company” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to ParentCo.

References to Common Stock. All references to “Common Stock” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to shares of ParentCo Class A Common Stock.

References to Business Combination. All references to “Business Combination” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the transactions contemplated by the Business Combination Agreement, and references to “the completion of its initial Business Combination,” “the completion of the Company’s initial Business Combination” and all variations thereof in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the Closing.

Notice Clause. Section 9.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on ParentCo shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by ParentCo with the Warrant Agent), as follows:

Bright Lights Parent Corp.

c/o Bright Lights Acquisition Corp.

12100 Wilshire Blvd, Suite 1150

Los Angeles, CA 90025

Attention: Chief Financial Officer

Email: hahn@brightlightsacquisition.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1400

Palo Alto, California 94391

Attn: Michael Mies

Email: michael.mies@skadden.com

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

Section 3. Miscellaneous Provisions.

Effectiveness of the Amendment. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the ParentCo Merger and substantially contemporaneous occurrence of the Effective Time and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

Successors. All the covenants and provisions of this Agreement by or for the benefit of ParentCo, the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of New York. Subject to applicable law, each of ParentCo and the Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive forum for any such action, proceeding or claim. Each of ParentCo and the Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 3. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any warrant holder, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BRIGHT LIGHTS ACQUISITION CORP.

By:
Name:
Title:

BRIGHT LIGHTS PARENT CORP.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Signature Page to Warrant Assignment, Assumption and Amendment Agreement]

5